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                             TRICORD SYSTEMS, INC.

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                            STOCK PURCHASE AGREEMENT

                                 July 23, 1999

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

                                TABLE OF CONTENTS


                                                                                                         Page
SECTION 1   AUTHORIZATION AND SALE OF COMMON STOCK ........................................................1
     1.1    Authorization .................................................................................1
     1.2    Sale of the Shares ............................................................................1

SECTION 2   CLOSING DATE; DELIVERY ........................................................................1
     2.1    Closing .......................................................................................1
     2.2    Delivery ......................................................................................1

SECTION 3   REPRESENTATIONS AND WARRANTIES OF THE COMPANY .................................................2
     3.1    Organization and Standing; Charter and Bylaws .................................................2
     3.2    Corporate Power ...............................................................................2
     3.3    Capitalization ................................................................................2
     3.4    Authorization .................................................................................2
     3.5    SEC Reports ...................................................................................3
     3.6    No Conflicts ..................................................................................3
     3.7    Brokers or Finders ............................................................................3

SECTION 4   REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS ..............................................4
     4.1    Experience; Accredited Investor ...............................................................4
     4.2    Investment ....................................................................................4
     4.3    Rule 144 ......................................................................................4
     4.4    No Federal or State Approval ..................................................................4
     4.5    Access to Data ................................................................................4
     4.6    Authorization .................................................................................5
     4.7    Address and Taxpayer Identification Number ....................................................5

SECTION 5   CONDITIONS TO CLOSING BY THE PURCHASERS .......................................................5
     5.1    Representations and Warranties Correct ........................................................5
     5.2    Covenants .....................................................................................5
     5.3    Compliance Certificate ........................................................................5
     5.4    Opinion of Company's Counsel ..................................................................5
     5.5    Investors Agreement ...........................................................................6
     5.6    Proceedings and Documents; Legal Matters ......................................................6
     5.7    Good Standing Certificate .....................................................................6
     5.8    Secretary's Certificate .......................................................................6

SECTION 6   CONDITIONS TO CLOSING BY THE COMPANY ..........................................................6

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
     6.1    Representations................................................................................6

SECTION 7   RESTRICTIONS ON TRANSFERABILITY OF SECURITIES;
            COMPLIANCE WITH SECURITIES ACT ................................................................7
     7.1    Restrictions on Transferability ...............................................................7
     7.2    Restrictive Legend ............................................................................7

SECTION 8   COVENANTS .....................................................................................7
     8.1    Fulfillment of Closing Conditions .............................................................7
     8.2    Agreement by Purchasers .......................................................................7
     8.3    Publicity .....................................................................................8

SECTION 9   MISCELLANEOUS .................................................................................8
     9.1    Governing Law .................................................................................8
     9.2    Survival ......................................................................................8
     9.3    Successors and Assigns ........................................................................8
     9.4    Entire Agreement; Amendment ...................................................................9
     9.5    Notices, etc ..................................................................................9
     9.6    Delays or Omissions ...........................................................................9
     9.7    Severability .................................................................................10
     9.8    Titles and Subtitles .........................................................................10
     9.9    Counterparts .................................................................................10
     9.10   Construction .................................................................................10

     EXHIBITS

     A     --      Schedule of and Signature Page for Purchasers

     A-1   --      Purchaser Address and Taxpayer Identification Number Schedule

     B     --      Form of Opinion of Counsel to the Company

     C     --      Form of Investors Agreement

                            STOCK PURCHASE AGREEMENT


     This Agreement is entered into effective as of July 23, 1999 by and among Tricord Systems, Inc., a Delaware corporation (the "Company"), and each of the persons listed on the Schedule of and Signature Page for Purchasers attached hereto as Exhibit A (each a "Purchaser" and, collectively, the "Purchasers").


                                    SECTION I
                     AUTHORIZATION AND SALE OF COMMON STOCK

     1.1 AUTHORIZATION. The Company has authorized the sale and issuance of up to 1,600,000 shares (the "Shares") of its common stock, par value $.01 per share ("Common Stock"), at the Closing (as hereinafter defined).

     1.2 SALE OF THE SHARES. Subject to the terms and conditions hereof, the Company will severally issue and sell to the Purchasers, and the Purchasers will severally buy from the Company, the number of shares of Common Stock for the aggregate purchase price set forth opposite such Purchaser's name on Exhibit A hereto. The Company's agreements with each of the Purchasers are separate agreements, and the sales of the Shares to each of the Purchasers are separate sales.

                                    SECTION 2
                             CLOSING DATE; DELIVERY

     2.1 CLOSING.

         Closing Date. The closing of the purchase and sale of the Shares hereunder shall be held at Five Post Oak Park, #1655, Houston, Texas 77027, on or prior to July 23, 1999 (the "Closing"), or at such other time and place upon which the Company and the Purchasers acquiring in the aggregate more than 50% of such shares of Common Stock to be sold pursuant to the terms hereto mutually agree upon orally or in writing (the date of the Closing is hereinafter referred to as the "Closing Date").

     2.2 DELIVERY. At the Closing, the Company will deliver to each Purchaser a certificate or certificates, registered in such Purchaser's name representing the number of shares of Common Stock in the amount set forth opposite such Purchaser's name on Exhibit A hereto, against payment of the purchase price therefor, by certified check payable to the Company or wire transfer per the Company's instructions.



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                                    SECTION 3
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth on the disclosure schedule prepared by the Company and delivered to the Purchasers, dated as of the date hereof (the "Disclosure Schedule"), the Company represents and warrants to each Purchaser both as of the date hereof and again as of the Closing as follows:

     3.1 ORGANIZATION AND STANDING: CHARTER AND BYLAWS. The Company is a corporation duly organized, existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted. The Company currently is qualified to do business as a foreign corporation in each jurisdiction where the failure to be so qualified would have a material adverse affect on the Company's properties and business as now conducted or its financial condition. The Company has made available to Purchasers a true, correct and complete copy of its Bylaws as in full force and effect on the date hereof (the "Bylaws") and a true, correct and complete copy of the Company's Certificate of Incorporation, as amended (the "Charter"), as in full force and effect on the date hereof.

     3.2 CORPORATE POWER. The Company has and will have at the Closing Date all requisite corporate power and authority to execute and deliver this Agreement and the Investors Agreement (as defined in Section 5.5 hereof), to sell and issue the Shares hereunder and to carry out and perform its obligations under the terms of this Agreement and the Investors Agreement referred to in Section
5.5 below.

     3.3 CAPITALIZATION. The authorized capital stock of the Company consists of 80,750,677 shares, 75,000,000 of which are designated as Common Stock, 2,043,966 of which are designated as series C convertible preferred stock, $.01 par value ("Series C Preferred Stock"), 706,711 of which are designated as series D convertible preferred stock ("Series D Preferred Stock") 2,500,000 of which is undesignated stock, $.01 par value ("Undesignated Stock") and 500,000 shares which are designated as series A junior preferred stock, $.01 par value ("Series A Junior Preferred Stock"), As of April 9, 1999, there were 19,018,309 shares of Common Stock outstanding, and there were no shares of Series C Preferred Stock, Series D Preferred Stock, Undesignated Stock or Series A Junior Preferred Stock outstanding. The outstanding shares of the Company's capital stock have been duly authorized and validly issued, and are fully paid and nonassessable.

     3.4 AUTHORIZATION. All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the Investors Agreement by the Company, the authorization, sale, issuance and delivery of the Shares and the performance of all of the Company's obligations hereunder has been taken or will have been taken prior to the Closing. This Agreement and the Investors Agreement, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company, enforceable in accordance with their terms. The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable; and will be

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free of any pledges, liens, encumbrances, preemptive rights or restrictions except for restrictions on transfer under federal and state securities laws as set forth herein and as set out in the Investors Agreement.

     3.5 SEC REPORTS. The Company has previously made available to the Purchasers true and complete copies of its (i) Annual Reports on Form 10-K for its fiscal years ended December 31, 1997 and December 31, 1998, (ii) Quarterly Reports on Form 10-Q for its quarterly periods ended March 31, 1998, June 30, 1998, September 30, 1998 and March 31, 1999, (iii) Current Reports on Form 8-K dated December 24, 1998 and May 18, 1999, (iv) definitive proxy statements for its 1998 and 1999 annual stockholders meetings, and (v) any other reports or registration statements filed by the Company with the Securities and Exchange Commission (the "Commission") since January 1, 1998, except for preliminary material, which are all the documents that the Company was required to file since that date (collectively, the "SEC Reports"). As of their respective dates, the SEC Reports complied as to form in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations of the Commission thereunder applicable to such SEC Reports. As of their respective dates, the SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of the Company included in the SEC Reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto (except as may be indicated thereon or in the notes thereto), have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of the Company as of such dates and the results of operations, changes in stockholders' equity and cash flows of the Company for such period.

     3.6 NO CONFLICTS. The execution, delivery and performance of and compliance with this Agreement and the Investors Agreement, and the issuance of the Shares, have not resulted and will not result (i) in any material violation of, or conflict with, or constitute a material default under, the Company's Charter or Bylaws or any mortgage, indebtedness, lease, indenture, contract, agreement, license, instrument, judgement or decree to which the Company is party or otherwise subject to, or (ii) in the creation of, any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company; and there is no such violation or default which materially and adversely affects the business of the Company or any of its properties or assets.

     3.7 BROKERS OR FINDERS. The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charge in connection with this Agreement.

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                                    SECTION 4
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

     Each Purchaser hereby severally represents and warrants to the Company with respect to the purchase of the Shares as of the date hereof and again as of the Closing, as to himself only, as follows:

     4.1 EXPERIENCE: ACCREDITED INVESTOR. He is a sophisticated investor and has experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that he is capable of evaluating the merits and risks of his investment in the Company and has the capacity to protect his own interests. Further, he recognizes that an investment in the Company is highly speculative and involves significant risks (including those identified in the SEC Reports) including a complete loss of such investment. In addition, he is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D under the Securities Act. He (i) has no need for liquidity in the investment in the Shares, (ii) is able to bear the substantial economic risk of an investment in the Shares for an indefinite period and (iii) could afford the complete loss of his investment in the Shares.

     4.2 INVESTMENT. He is acquiring the Shares for investment for his own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof and, if Purchaser is not a natural person, it was not formed solely for purposes of making this investment. He understands that the Shares to be purchased have not been, and will not be, registered under the Securities Act or qualified under applicable blue sky or other state securities laws by reason of specific exemptions from the registration provisions of the Securities Act and the qualification provisions of applicable blue sky and other state securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser's representations as expressed herein. In acquiring the Shares, he is acting on his own behalf and is not acting together with any other person or entity (including any other Purchasers) for the purpose of acquiring, holding, voting or disposing of the Shares within the meaning of Section 13(d) of the Exchange Act.

     4.3 RULE 144. He acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. He is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions.

     4.4 NO FEDERAL OR STATE APPROVAL. He understands that no Federal or state agency has passed upon the Shares or made any finding or determination as to the fairness of the investment or any recommendation or endorsement of the Shares.

     4.5 ACCESS TO DATA. He has read carefully and understands this agreement and has consulted with his own attorney, accountant or investment advisor with respect to the investment contemplated hereby and its suitability for him. He has had an opportunity to discuss the Company's business, management and financial affairs with its management and has had the opportunity to review the Company's facilities. He also has had opportunity to ask questions of officers of the Company. His taking advantage of any such opportunity however, does not limit or modify the representations and warranties of the Company in Section 3 hereof or the right of any of the Purchasers to rely thereon.

     4.6 AUTHORIZATION. This Agreement and the Investors Agreement when executed and delivered by such Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except as such enforcement is subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     4.7 ADDRESS AND TAXPAYER IDENTIFICATION NUMBER. The address and taxpayer identification number set forth opposite his name on the Purchaser Address and Taxpayer Identification Number Schedule attached hereto as Exhibit A-1 are true and correct, such address is his resident or principal place of business, and he has no present intention of changing such residence or principal place of business to any other state or jurisdiction.

                                    SECTION 5
                     CONDITIONS TO CLOSING BY THE PURCHASERS

     The Purchasers' obligations to purchase the Shares at the Closing are, at the option of the Purchasers, subject to the fulfillment of the following conditions:

     5.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the Closing Date with the same effect as though such representations and warranties had been made on the Closing Date except to the extent any such representation specifically references an earlier date.

     5.2 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with.

     5.3 COMPLIANCE CERTIFICATE. The Company shall have delivered to the Purchasers a certificate executed by the Co-Chief Executive Officer of the Company, dated the Closing Date, and certifying, among other things, to the fulfillment of the conditions specified in Sections 5.1 and 5.2 of this Agreement.

     5.4 OPINION OF COMPANY'S COUNSEL. The Purchasers shall have received from
J. David Cabello, Vice President and General Counsel to the Company, an opinion addressed to the

Purchasers, dated the Closing Date, in form and substance satisfactory to the Purchasers, substantially in the form of Exhibit B hereto.

     5.5 INVESTORS AGREEMENT. The Purchasers and the Company shall have entered into an investors agreement providing for, among other things, certain registration rights, rights of first refusal and information rights, substantially in the form attached hereto as Exhibit C (the "Investors Agreement").

     5.6 PROCEEDINGS AND DOCUMENTS: LEGAL MATTERS. All corporate and other proceedings in connection with the transactions contemplated at the Closing, and all documents incident thereto, shall be reasonably satisfactory in form and substance to the Purchasers. All material matters of a legal nature which pertain to this Agreement and the Investors Agreement and the transactions contemplated hereby and thereby, shall be reasonably approved by the Purchasers on advice of counsel.

     5.7 GOOD STANDING CERTIFICATE. The Company shall have delivered to the Purchasers a Certificate dated as of a recent date issued by the Secretary of State of Delaware to the effect that the Company is legally existing and in good standing.

     5.8 SECRETARY'S CERTIFICATE. The Company shall have delivered to the Purchasers a certificate executed by the Secretary of the Company dated as of the Closing, certifying as to (a) the directors resolutions authorizing the transactions contemplated by this Agreement; (b) the Charter of the Company; (c) the Bylaws of the Company; (d) the incumbency of the Chairman, Co-Chief Executive Officer and Secretary of the Company; and (e) such other matters as the Purchasers may reasonably request.

                                    SECTION 6
                      CONDITIONS TO CLOSING BY THE COMPANY

     The Company's obligation to sell and issue the Shares at the Closing is, at the option of the Company, subject to the fulfillment as of the Closing Date of the following conditions:

     6.1 REPRESENTATIONS. The representations made by the Purchasers in Section 4 hereof shall be true and correct in all material respects on the Closing Date with the same effect as though such representations and warranties had been made on the Closing Date except to the extent any such representation specifically references an earlier date.

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                                    SECTION 7
                   RESTRICTIONS ON TRANSFERABILITY OF SHARES;
                         COMPLIANCE WITH SECURITIES ACT


     7.1 RESTRICTIONS ON TRANSFERABILITY. The Shares referred to herein are "Restricted Securities" and shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Section 7, which conditions are intended to be in compliance with the provisions of the Securities Art. Each Purchaser will cause any proposed purchaser, assignee, transferee, or pledgee of the Shares held by such Purchaser to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 7.

     7.2 RESTRICTIVE LEGEND. Each certificate representing (i) the Shares, and
(ii) any other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall be stamped or otherwise imprinted with a legend in the following form:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY ACCEPTABLE TO IT THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SAID ACT.

     Each Purchaser consents to the Company making a notation on its records and giving instructions to any transfer agent of the Shares in order to implement the restrictions on transfer established in this Section 7.

     The Company agrees to cause new certificates to be issued without any such legend to any Purchaser and such notation to be removed upon request by such Purchaser when reasonable in light of the then general practice under the Securities Act.

                                    SECTION 8
                                    COVENANTS

     8.1 FULFILLMENT OF CLOSING CONDITIONS. The Company and each Purchaser agrees to use its commercially reasonable best efforts to cause the fulfillment of the closing conditions (to the extent, in whole or in part, within its or his direct or indirect control) set forth in Sections 5 and 6 hereof.

     8.2 AGREEMENT BY PURCHASERS. Each Purchaser hereby severally agrees not to take any of the following actions without the advance approval of the Board of Directors of the Company:

          (a) No Purchaser shall, directly or indirectly, offer, sell or otherwise transfer any Shares except pursuant to a bona fide public offering registered under the Securities Act, Rule 144 under the Securities Act or other transaction that effects a broad distribution of such Shares and that, to the best of the Purchaser's knowledge, would not result in such acquiring party or related group of persons to such acquiring party beneficially owning more than 3% of the combined voting power of the then outstanding securities of the Company ordinarily having the right to vote at elections of directors ("Voting Securities"); provided, however, that this provision shall not prohibit (i) the assignment by a Purchaser to any wholly owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Securities Act, controlling, controlled by or under common control with, any such Purchaser, (ii) the assignment to members of the Purchaser's immediate family and to trusts or entities established for the benefit of the Purchaser or his immediate family, or
     (iii) a bona fide pledge to an institutional lender for money borrowed, provided, in each case, that the transferees agree to be bound by the terms and conditions of this Section.

          (b) No Purchaser shall solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) in opposition to the recommendation of the majority of the directors of the Company with respect to the election of directors.

     9.3 PUBLICITY. The Company and each Purchaser agrees not to issue any press release or make any public announcement with respect to this Agreement or the transactions contemplated hereby unless the prior written consents of the other parties hereto have been obtained, which consents shall not be unreasonably withheld; provided however, that the Company may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case it will use its best efforts to advise the Purchasers prior to making such disclosure).

                                    SECTION 9
                                  MISCELLANEOUS

     9.1 GOVERNING LAW. This Agreement shall be governed and construed in all respects in accordance with the laws of the State of Texas as applied to agreements made and performed in Texas by residents of the State of Texas.

     9.2 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by Purchasers and the closing of the transactions contemplated hereby for a period of two years.

     9.3 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     9.4 ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other documents delivered pursuant hereto at the Closing constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that holders of a majority of the Shares, issued and issuable hereunder may waive, modify or amend, on behalf of all such holders, any provisions hereof

     9.5 NOTICES. ETC. All notices and other communications required or permitted hereunder shall be in writing (or in the form of a telex or telecopy (confirmed in writing) to be given only during the recipient's normal business hours unless arrangements have otherwise been made to receive such notice by telex or telecopy outside of normal business hours) and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, or telex or telecopy (as provided above) addressed (a) if to a Purchaser, at such address as such Purchaser shall have furnished to the Company in writing or (b) if to any other holder of any Shares, at such address as such holder shall have furnished the Company in writing or, until any such holder so furnishes an address to the Company, then to the address of the last holder of such Shares who has so furnished an address to the Company or (c) if to the Company, sent to its principal executive offices and addressed to the attention of the Co-Chief Executive Officer, or at such other address as the Company shall have furnished to the Purchasers.

     Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid or, if by telex or telecopy, when received and confirmed in the manner provided above.

     9.6 DELAYS OR OMISSIONS. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any holder of any Shares, upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

     9.7 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, invalid, unenforceable or void, this Agreement shall continue in full force and effect without said provision. In such event, the parties shall negotiate, in good faith, a legal, valid and enforceable substitute provision which most nearly effects the intent of the parties in entering into this Agreement.

     9.8 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

     9.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

     9.10 CONSTRUCTION. Whenever the context so requires, the singular number includes the plural and vice versa, and a reference to one gender includes the other gender or the neuter.

     The foregoing agreement is hereby executed as of the date first above written.

TRICORD SYSTEMS, INC.

By: /s/ J. David Cabello
   ----------------------------------
   Name:  J. David Cabello
         ----------------------------
   Title: Vice President
         ----------------------------
          General Counsel & Secretary

                                   EXHIBIT A

                  Schedule of and Signature Page for Purchasers



        PURCHASER                  SIGNATURE               NUMBER OF SHARES             AMOUNT
        ---------                  ---------               ----------------             ------
     James M. Harris                                           400,000             $1,000,000.00
     James Easterling                                          120,000             $  300,000.00
     Jack and Nancy Dinerstein
     Family Investment
     Partnership, Ltd.                                          80,000             $  200,000.00
     Alfred Deaton                                              56,000             $  140,000.00
     Scott Caven                                                24,000             $   60,000.00
     James Braniff, III                                         40,000             $  100,000.00
     Murry Bowden                                               80,000             $  200,000.00
     William D. Leven          /s/ William D. Leven             40,000             $  100,000.00

                                    EXHIBIT B

                    Form of Opinion of Counsel to the Company

                                   (attached)

                                 [TRICORD LOGO]

July 23, 1999

To the Purchasers
Listed in Exhibit A
To the Purchase Agreement
Described Herein

Ladies and Gentlemen:

     This opinion is being furnished pursuant to Section 5.4 of the Stock Purchase Agreement, dated as of July 23, 1999 (the "Purchase Agreement"), by and among Tricord Systems, Inc., a Delaware corporation (the "Company"), and the Purchasers identified in Exhibit A thereto (the "Purchasers"), relating to the sale by the Company to the Purchasers of up to 1,600,000 shares of the Company's common stock, par value $0.01 per share ("Common Stock"). Capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Purchase Agreement.

     As Vice President, General Counsel and Secretary of the Company, I have caused to be examined the originals, or copies certified or otherwise identified, of the Purchase Agreement, the Investors Agreement, the Certificate of Incorporation and Bylaws of the Company, each as amended to date, corporate records of the Company, including certain resolutions of the Board of Directors of the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents, as a basis for the opinions hereinafter expressed. In giving such opinions, I have relied upon certificates, statements or other representatives of the Company with respect to the accuracy of the material factual matters contained in or covered by such certificates, statements or representations.

     In such examinations, I have assumed (i) the genuineness of all signatures, the authenticity and completeness of all documents, certificates, instruments and records submitted to me as originals and the conformity to the original instruments of all documents submitted to me as copies, and the authenticity and completeness of the originals of such copies, (ii) the due authorization, execution and delivery by the parties thereto, other than the Company, of all such documents and instruments examined by me and (iii) that, to the extent that any such documents and instruments purport to constitute

Purchasers
July 23, 1999
Page -2-

agreements of such other parties, they constitute valid and binding obligations of such other parties.

     Based upon and subject to the foregoing and subject to the limitations set forth herein, I am of the opinion that:

    1. The Company has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware and has corporate power and authority to enter into and perform its obligations under the Purchase Agreement and the Investors Agreement.

    2. The Shares have been duly authorized and, when issued and paid for in compliance with the provisions of the Purchase Agreement, will be validly issued, fully paid and nonassessable.

    3. The Purchase Agreement and the Investors Agreement have each been duly authorized, executed and delivered by the Company and each constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability is subject to the effect of any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          I am a member of the State Bar of Texas. The opinions set forth herein are based upon and limited to the laws of the State of Texas and the general corporation law of the state of Delaware.

          This opinion is intended to be for the benefit of the Purchasers and may be relied upon only by the Purchasers and may not be relied by any other person or for any other purpose.



                                               Very truly yours,

                                               /s/ J. David Cabello
                                               -----------------------------
                                               J. David Cabello

                                               Vice President,
                                               General Counsel and Secretary

                                    EXHIBIT C
                           Form of Investors Agreement
                                   (attached)

                               INVESTORS AGREEMENT

         THIS INVESTORS AGREEMENT is entered into effective as of July 23, 1999 by and among Tricord Systems, Inc., a Delaware corporation (the "Company"), and the individuals listed as "Investors" on the signature pages hereto (each an "Investor" and, collectively, the "Investors").

                                    RECITALS

         WHEREAS, the Company and the Investors are parties to that certain Stock Purchase Agreement, dated as of July 23, 1999 (the "Purchase Agreement"), providing for the sales by the Company and the purchases by the Investors of shares of the Company's Common Stock, $.01 par value (the "Common Stock"); and

         WHEREAS, the sales of the Common Stock to the Investors is conditioned upon granting the rights set forth herein to the respective Investors;

         NOW THEREFORE, in consideration of the foregoing, the parties agree as follows:

                                    SECTION 1
                                   DEFINITIONS

         1.1 Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

         "BOARD" means the Board of Directors of the Company.

         "COMMISSION" means the Securities and Exchange Commission of the United States or any other U.S. federal agency at the time administering the Securities Act.

         "COMMON STOCK" means the common stock of the Company, par value $.01 per share.

         "EXEMPT ISSUANCES" means:

         (i) the sale or issuance of Voting Securities pursuant to an effective registration statement under the Securities Act,

         (ii) the sale or issuance of shares of Common Stock to officers, directors and employees of, and consultants and advisors to, the Company pursuant to stock grants, option plans, purchase plans or other compensatory benefit contracts, programs or arrangements approved by the Board or upon exercise of options or warrants granted to such parties pursuant to any such plan or arrangement,

         (iii) shares of Common Stock issued upon exercise or conversion of any options, warrants or rights to acquire shares of Common Stock outstanding on the date hereof,

         (iv) Voting Securities issued pursuant to any merger, consolidation or acquisition involving the Company or in connection with a Recapitalization,

         (v) Voting Securities issued in connection with any acquisition of a third parties' assets, products, technology or other rights, and

         (vi) Voting Securities issued in connection with research and development partnerships, OEM or distribution arrangements, licensing or collaborative arrangements or similar transactions, in each case approved by the Board.

         "HOLDER" means each of the Investors, and their transferees as permitted by Section 2.8 hereof, holding Registrable Securities.

         "OTHER HOLDERS" means holders of Company securities, other than Holders, proposing to distribute their securities pursuant to a registration under this Agreement.

         "PRO RATA PORTION" means, for purposes of Section 4 hereof, the amount of Company Offered Securities multiplied by a fraction, the numerator of which shall equal the number of shares of Common Stock issued then held by the applicable Holder, and the denominator of which shall equal the aggregate number of shares of Common Stock issued.

         "RECAPITALIZATION" means any stock split, stock dividend, stock combination, recapitalization or similar event.

         The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and all applicable blue sky or other securities laws), and the declaration or ordering of the effectiveness of such registration statement (and qualification or compliance with such laws).

         "REGISTRABLE SECURITIES" means (i) the Common Stock and (ii) any shares of Common Stock issued or issuable in respect of such Common Stock upon any Recapitalization, in each case, held by Holders; provided, however, that Registrable Securities shall not include (i) shares that have been sold to the public either pursuant to a registration statement or Rule 144 under the Securities Act or (ii) shares sold in a transaction in which the registration rights conferred by this Agreement are not transferred as provided in Section
2.8 hereof.

         "REGISTRATION EXPENSES" means all expenses, other than Selling Expenses, incurred by the Company in complying with Section 2 hereof, including, without limitation, all registration, qualification, listing and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and one counsel for the Investors as a group selected by holders of at least a majority of the Registrable Securities proposed to be included in such registration, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "SELLING EXPENSES" means all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by Holders.

         "SELLING HOLDER" means each Holder who holds Registrable Securities included in a registration statement under the Securities Act pursuant to this Agreement.

         "TRANSFER" means any transfer, sale, assignment, conveyance, pledge, mortgage, donation, change of legal record or beneficial ownership, issuance or other disposal or delivery.

         "VOTING SECURITIES" means the Common Stock, any other securities of the Company entitled to vote in the election of directors of the Company, any securities convertible into or exchangeable for such securities, and any options, warrants or other rights to purchase such securities.

                                    SECTION 2
                              REGISTRATION RIGHTS

         2.1 Piggyback Registration.

             (a) Notice of Registration. If at any time, or from time to time, the Company shall determine to register any of its Common Stock, either for its own account or the account of any security holder or holders, other than (i) a registration relating solely to employee benefit plans, or (ii) a registration relating solely to a Rule 145 transaction, the Company will:

                 (A) promptly give to each Holder written notice thereof; and

                 (B) include in such registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 20 days after receipt of such written notice from the Company, by any Holder.

             (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.1(a). In such event the right of any Holder to registration pursuant to Section 2.1 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting shall be limited to the extent provided herein.

             All Holders proposing to distribute their securities through such underwriting shall, together with the Company and Other Holders, enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2.1, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit or eliminate the Registrable Securities and other securities to be included in such registration by Holders and Other Holders. The Company shall so advise all Holders and Other Holders, and the number of shares that may be included in the registration and underwriting by all Holders and Other Holders shall be allocated among them, as nearly as practicable, first, among the Holders in proportion to the respective amounts of Registrable Securities held by such holders at the time of filing of the registration statement, and, second, among the Other Holders in proportion to the number of shares proposed to be included in such registration by such Other Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or Other Holder to the nearest 100 shares.

             If any Holder or Other Holder disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

             (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 2.1 prior to the effectiveness of such registration whether or not any Holder has elected to include Registrable Securities in such registration.

         2.2 Limitations on Subsequent Registration Rights. From and after the date hereof, the Company will not, without the prior written consent of Holders of a majority of the then outstanding Registrable Securities, enter into any agreement with respect to its securities which is inconsistent with, or grants rights superior or pari passu to, the registration rights granted under this
Section 2; provided, however, that such purchasers shall agree to lockup restrictions identical to those imposed on the Holders pursuant to Section 2.9 hereof.

         2.3 Expenses of Registration.

         (a) Registration Expenses. The Company shall bear all Registration Expenses incurred in connection with all registrations pursuant to Section 2.1.

             (b) Selling Expenses. Unless otherwise stated, all Selling Expenses directly relating to securities registered on behalf of the Holders and Other Holders shall be borne by the Holders and Other Holders pro rata on the basis of the number of shares so registered.

         2.4 Registration and Qualification. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act, pursuant to this Agreement, the Company will as promptly as is practicable and in good faith:

             (a) prepare and file with the Commission, as soon as practicable, and use its best efforts to cause to become effective, a registration statement under the Securities Act relating to the Registrable Securities to be offered on such form as the Company determines and for which the Company then qualifies;

             (b) prepare and file with the Commission such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities until the earlier of such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition set forth in such registration statement or the expiration of 135 days after such registration statement becomes effective; provided that: (i) such 135-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of the Company or an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 135-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment that (A) includes any prospectus required by Section 10(a)(3) of the Securities Act or (B) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (A) and (B) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement;

             (c) furnish to the Selling Holders and to any underwriter of Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents, as the Selling Holders or such underwriter may reasonably request, and, if requested, a copy of any and all transmittal letters or other correspondence to, or received from, the commission or any other governmental agency or self regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering;

              (d) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of such registration statement at the earliest possible moment;

              (e) if requested by a Selling Holder, use its best efforts to furnish to each Selling Holder a "comfort" or "special procedures" letter addressed to each Selling Holder and any underwriters and signed by the independent public accountants who have audited the Company's financial statements included in such registration statement, in each such case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and with respect to events subsequent to the date of such financial statements as are customarily covered in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other matters as the Selling Holders may reasonably request;

              (f) immediately notify the Selling Holders in writing (i) at any time when a prospectus relating to a registration hereunder is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and
(ii) of any request by the Commission or any other regulatory body or other body having jurisdiction for any amendment of or supplement to any registration statement or other document relating to such offering, and in either such case
(i) or (ii) at the request of a Selling Holder prepare and furnish to such Selling Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading;

              (g) cause the listing of all such Registrable Securities covered by such registration statement on each securities exchange and inter-dealer quotation system on which similar securities issued by the Company are then listed or quoted and to pay all fees and expenses in connection therewith;

              (h) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least
12 months, but not more than 18 months, beginning with the first month after the effective date of the Registration Statement which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and

              (i) prepare and file such forms, prosecute such registrations, obtain such qualifications and comply with all requirements of all state or foreign governmental or other agencies having jurisdiction under blue sky or other securities laws and regulations.

         2.5  Indemnification; Contribution.

              (a) By Company. To the extent permitted by law, the Company will indemnify each Selling Holder, each of its officers and directors, partners and legal counsel, and each person controlling such Selling Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions or proceedings in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Selling Holder, each of its officers, directors, partners and legal counsel, and each person controlling such Selling Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing, settling or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Selling Holder, controlling person or underwriter and stated to be specifically for use therein or such Selling Holder's failure to deliver a copy of the registration statement or prospectus or any amendment thereto after the Company has furnished such Selling Holder with a sufficient number of copies of the same.

              (b) By Selling Holders. To the extent permitted by law, each Selling Holder will indemnify the Company, each of its directors, officers and legal counsel, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other Selling Holder, each of its officers, directors and partners, and each person controlling such Selling Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions or proceedings in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Selling Holders, such officers, directors, partners, legal counsel, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating, settling or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Selling Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Selling Holder under this subsection (b) shall be limited in an amount equal to the net proceeds of the shares sold by such Selling Holder, unless such liability arises out of or is based on willful misconduct by such Selling Holder.

              (c) Procedure for Indemnification. Each party indemnified under subsection (a) or (b) of this Section 2.5 (the "Indemnified Party") shall, promptly after receipt of actual notice of any claim or the commencement of any action against such Indemnified Party in respect of which indemnity may be sought notify the party required to provide indemnification (the "Indemnifying Party") in writing of the claim or the commencement thereof, provided that the failure of the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which it may have to an Indemnified Party on account of the indemnity agreement contained in subsection
(a) or (b) of this Section 2.5, unless the Indemnifying Party was materially prejudiced by such failure, and in no event shall relieve the Indemnifying Party from any other liability which it may have to such Indemnified Party. If any such claim or action shall be brought against an Indemnified Party, it shall notify the Indemnifying Party thereof and the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable (except to the extent the proviso to this sentence is applicable, in which event it will be so liable) to the Indemnified Party under this Section 2.5 for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided that each Indemnified Party shall have the right to employ separate counsel to represent it and assume its defense (in which case, the Indemnifying Party shall not represent it) if (i) upon the advice of counsel, the representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or
(ii) in the event the Indemnifying Party has not assumed the defense thereof within 10 days of receipt of notice of such claim or commencement of action, and in which case the fees and expenses of one such separate counsel shall be paid by the Indemnifying Party. The Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one firm for all such Indemnified Parties, unless conflicting interests of the Indemnified Parties make the retention of one firm on behalf of all of them unreasonable. If any Indemnified Party employs such separate counsel it will not enter into any settlement agreement which is not approved by the Indemnifying Party, such approval not to be unreasonably withheld. If the Indemnifying Party so assumes the defense thereof, it may not agree to any settlement of any such claim or action as the result of which any remedy or relief, other than monetary damages for which the Indemnifying Party shall be responsible hereunder, shall be applied to or against the Indemnified Party, without the prior written consent of the Indemnified Party which consent shall not be unreasonably withheld. In any action hereunder as to which the Indemnifying Party has assumed the defense thereof with counsel reasonably satisfactory to the Indemnified Party, the Indemnified Party shall continue to be entitled to participate in the defense thereof with counsel of its own choice, but, except as set forth above, the Indemnifying Party shall not be obligated hereunder to reimburse the Indemnified Party for the costs thereof. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

              (d)  Contribution. If the indemnification provided for in this
Section 2.5 shall for any reason be unavailable to an Indemnified Party in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party on the one hand or the Indemnified Party on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission, but not by reference to any Indemnified Party's stock ownership in the Company. In no event, however, shall a Selling Holder be required to contribute in excess of the amount of the net proceeds received by such Selling Holder in connection with the sale of Registrable Securities in the offering which is the subject of such loss, claim, damage or liability. The amount paid or payable by an Indemnified Party as a result of the loss, claim, damage or liability, or action in respect thereof referred to above in this subsection (d) shall be deemed to include, for purposes of this paragraph, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating, settling or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 1 1(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

              (e) Conflicts. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

    2.6 Information by Selling Holder. Selling Holders including any Registrable Securities in any registration shall promptly furnish to the Company such information regarding such Selling Holders as shall be necessary to enable the Company to comply with the provisions hereof in connection with any registration referred to in this Agreement.

    2.7 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its reasonable best efforts to:

         (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

         (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

         (c) Furnish to any Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as such Holder may reasonably request in writing in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

    2.8 Transfer of Registration Rights. The rights to cause the Company to register securities granted to Holders under Section 2.1, may be assigned only concurrent with the sale or transfer of Registrable Securities and only in connection with (i) the assignment by a Holder to any wholly owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Securities Act, controlling, controlled by or under common control with, any such Holder, (ii) the assignment to members of the Holder's immediate family and to trusts or entities established for the benefit of the Holder or his immediate family, or (iii) in connection with the sale or transfer of at least 1% of the total outstanding shares of Registrable Securities (subject to adjustment for any stock dividend, stock split, subdivision, combination or other recapitalization of the Company). Notwithstanding the foregoing, such rights may only be assigned provided that all of the following additional conditions are satisfied: (a) such assignment is effected in compliance with applicable securities laws; (b) such assignee agrees in writing to become subject to the terms of this Agreement; and (c) the Company is given written notice by such Holder of such assignment, stating the name and address of the assignee and identifying the Registrable Securities with respect to which such rights are being assigned.

     2.9 Lockup Agreement. Each Investor agrees that, if in connection with an underwritten public offering of the Company's securities, the Company or the underwriters managing the offering so request, he shall not sell, make any short sale or loan, grant any option for the purchase of or otherwise dispose of any Company securities (other than those included in the registration) other than intra-family transfers and transfers to trusts or entities established for the benefit of him or his immediate family, without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or the underwriters; provided that each other officer and each other director of the Company also agrees to such restrictions. This
Section 2.9 shall also be binding on all Holders and on all transferees or assignees of Registrable Securities, whether or not such persons are entitled to registration rights pursuant to Section 2.8.

     2.10 Termination. The right of any Holder to effect registration of its Registrable Securities pursuant to Section 2.1 shall terminate, with respect to each Holder, upon the seventh anniversary of the date hereof. The respective indemnities, representations and warranties of the Investors and the Company shall survive such termination.

     2.11 Acknowledgment of Other Registration Rights. The Company hereby notifies the Investors, and the Investors hereby acknowledge receipt of notice, of the existence of certain registration rights held by the investors party to that certain Investors Agreement, dated as of December 7, 1998 (the "December 1998 Investors Agreement"), between such investors and the Company relating to shares of Common Stock purchased pursuant to that certain Stock Purchase Agreement, dated as of December 7, 1998, between such investors and the Company. The Company hereby represents to the Investors that the registration rights granted by the December 1998 Investors Agreement are as stated in the December 1998 Investors Agreement, a copy of which has been provided to the Investors.


                                    SECTION 3
                               INFORMATION RIGHTS

    3.1 Delivery of Company Information. The Company hereby covenants and agrees that it will promptly deliver to each Holder a copy of each filing with the Commission by the Company and a copy of each press release issued by the Company.

                                    SECTION 4
                             RIGHT OF FIRST REFUSAL

     4.1  Company Offer. Subject to the terms and conditions contained in this
Section 4, the Company hereby grants to each Investor the right to purchase all or any part of his Pro Rata Portion of any Voting Securities (other than Exempt Issuances) which the Company intends to sell or issue after the date hereof.
The Company shall give each Investor 20 days' prior written notice (the
"Company Offer"), delivered or mailed as provided in Section 5.4, of the Company's intention to sell or issue any Voting Securities (the "Company Offered Securities"), other than an Exempt Issuance, stating the proposed price per Voting Security, the number of Voting Securities offered and the other material terms of such proposed sale or issuance and the Investor's respective record ownership of Voting Securities. Such notice shall include a representation to the Investors that the Company has a good faith intention to sell such Voting Securities to such person on the terms specified. A Company Offer shall constitute an offer by the Company, irrevocable for 20 days, to sell or issue to each Investor all or any part of such Investor's Pro Rata Portion of the Company Offered Securities on the same terms as specified in the Company Offer or, if such terms provide for consideration other than cash, for cash in an amount equal to the fair market value of such noncash consideration (as determined in good faith by the Board) if the parties cannot mutually agree upon such value.

     4.2 Acceptance of Company Offer. Within 20 days after receipt of a Company Offer, each Investor may elect to provide written notice to the Company (a "Section 4 Acceptance Notice") that such Investor has elected to purchase all or a part of his Pro Rata Portion of the Company Offered Securities. If such Investor fails to give a Section 4 Acceptance Notice by the end of such 20-day period, such Investor shall be deemed to have elected not to purchase any of the Company Offered Securities. In addition, in such notice an Investor who elects to purchase all of his Pro Rata Portion may also elect to purchase his pro rata share (with others who so elect) of the Pro Rata Portions of other Investors who do not elect to purchase all of their Pro Rata Portions.

     4.3 Closing. The closing of any sale or issue of Company Offered Securities to an Investor pursuant to this Section 4 shall take place at such time and on such terms as may be provided for by the terms of such sale of Voting Securities. At any such closing, the Company shall deliver to such Investor certificate(s) representing the Company Offered Securities being issued, registered in the name of such Investor or its nominee, against payment of the applicable purchase price by check or wire transfer of same day funds.

     4.4 Sale to Third Parties. If the Investors in the aggregate do not elect to purchase all of the Company Offered Securities, the Company shall have the right to sell and issue the Company Offered Securities not purchased by the Investors at not less than the price stated in the Company Offer and otherwise on terms and conditions that are not materially more favorable than those set forth in the Company Offer on or before the 90th day following the expiration of the 20-day period in Section 4.2 hereof (subject to extension to comply with applicable securities and other applicable laws and regulations related to the sale and issuance of the Company Offered Securities to such third party). If the Company Offered Securities have not been sold and issued within such period, then the Company may not sell or issue any Company Offered Securities unless it provides the Investors with a new Company Offer pursuant to
Section 4.1 hereof.

     4.5  Continuing Rights

          (a) The election or non-election to participate in a Company Offer shall not adversely affect an Investor's right to participate in subsequent Company Offers pursuant to this Section 4.

          (b) To the extent that an Investor does not elect to purchase his Pro Rata Portion of the Company Offered Securities in connection with any particular Company Offer, he shall have the prior right to acquire more than his then Pro Rata Portion in any subsequent Company Offer so as to permit him (even though at the different price of the later Company Offer) to restore or move toward restoring his proportionate ownership of Common Stock as in effect on the date hereof; provided, however, that this should not increase the total number of Company Offered Securities that may be purchased by Investors. Reasonable allocations and procedures shall be instituted by the Company to achieve this goal.

     4.6 Termination of Right of First Refusal. The rights of the Investors under this Section 4 shall terminate upon the fifth anniversary of the date hereof.

     4.7 Transfer. The right of first offer set forth in this Section 4 may not be assigned or transferred, except that (i) such right is assignable by each Investor to any wholly owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Securities Act, controlling, controlled by or under common control with, any such Investor, (ii) such right is assignable between and among any of the Investors, and (iii) such right is assignable to members of the Investor's immediate family and to trusts or entities established for the benefit of the Investor or his immediate family.

                                    SECTION 5
                                  MISCELLANEOUS

     5.1 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Texas without regard to any principles of conflicts of law that, if applied, might require or permit the application of the laws of a different jurisdiction.

     5.2 Amendment and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the consent of holders of at least two-thirds of the then-outstanding Registrable Securities, voting as a class, if such amendment or waiver would adversely effect the terms and conditions of
Section 2,

3 or 4 of this Agreement. Any amendment or waiver effected in accordance with this paragraph will be binding upon the Company, each Investor and each future holder of Registrable Securities.

     5.3 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegally invalid, unenforceable or void, this Agreement shall continue in full force and effect without said provision. In such event, the parties shall negotiate, in good faith, a legal, valid and binding substitute provision which most nearly effects the intent of the parties in entering into this Agreement,

     5.4 Notices. All notices and other communications required or permitted hereunder shall be in writing (or in the form of a telex or telecopy (confirmed in writing) to be given only during the recipient's normal business hours unless arrangements have otherwise been made to receive such notice by telex or telecopy outside of normal business hours) and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand, messenger, or telex or telecopy (as provided above) addressed (a) if to an Investor, at such other address as such Investor shall have furnished to the Company in writing or
(b) if to the Company, one copy should be sent to its principal executive offices and addressed to the attention of the Corporate Secretary, or at such other address as the Company shall have furnished to the Investors.

     Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or, if by telex or telecopy pursuant to the above, when received.

     5.5 Facsimile Signatures. Any signature page delivered by a fax machine or telecopy machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party which requests it.

     5.6 Conflict with Certificate of Incorporation or Bylaws. It is expressly agreed that whether or not the Certificate of Incorporation or Bylaws of the Company fully incorporate the provisions hereof, or any of them, the parties' rights and obligations shall be governed by this Agreement which shall prevail in the event of any ambiguity or inconsistency between this Agreement and the Certificate of Incorporation or Bylaws.

     5.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

     5.8 Headings and Subheadings. The headings and subheadings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     5.9 Termination. Except as otherwise provided herein, this Agreement shall terminate on the tenth anniversary of the date hereof.

     IN WITNESS WHEREOF, the parties have executed this Investors Agreement as of the date first above written.

TRICORD SYSTEMS INC.


By: /s/ J. David Cabello
    ----------------------------------
    Name:  J. David Cabello
           ---------------------------
    Title: Vice President,
           ---------------------------
           General Counsel & Secretary
           ---------------------------


INVESTORS:

/s/ James M. Harris
----------------------------------
James M. Harris

/s/ James Easterling
----------------------------------
James Easterling

/s/ Jack Dinerstein, G.P.
----------------------------------
Jack Dinerstein, General Partner
Jack & Nancy Dinerstein
Family Investment Partnership, Ltd.

/s/ Alfred Deaton
--------------------------------
Alfred Deaton

/s/ H. Scott Caven
-------------------------------
Scott Caven

/s/ James Braniff
-------------------------------
James Braniff, III

/s/ Murry Bowden
-------------------------------
Murry Bowden